Exhibit 10.66

EXECUTION COPY

FOURTH AMENDMENT

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Fourth Amendment to Amended and Restated Employment Agreement (this “Amendment”), dated January     , 2005, and effective as of January 1, 2005, is entered into by and between St. John Knits, Inc., a California corporation (“Company”), and Marie St. John Gray, an individual (“Executive”), and amends terms of that certain Amended and Restated Employment Agreement, dated as of July 14, 1998, as amended, between the Company and Executive (the “1998 Agreement”). In consideration of the mutual covenants and agreement set forth herein, the parties hereto agree as follows (all capitalized terms not defined herein shall have the meanings set forth in the 1998 Agreement).

1. Section I.2 of the 1998 Agreement shall be deleted in its entirety and replaced with the following:

“I.2 Term. The employment of Executive by the Company under the terms and conditions of this Agreement will commence as of January 1, 1998 and will continue for a period of (8) years (until December 31, 2005) unless renewed or terminated sooner in accordance with the provisions hereof.”

2. All other terms and conditions of the 1998 Agreement shall remain the same.

3. All the provisions contained in Article V of the 1998 Agreement are incorporated into this Amendment by this reference.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

St. John Knits, Inc., a California corporation

By:
Richard Cohen
Chief Executive Officer

Marie St. John Gray